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                            REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement (the "Agreement") is entered into as of October 10, 1996 by and among Golden State Acquisition Corp., a Delaware corporation (the "Company"), and the parties listed on the signature pages hereto, (collectively, the "Holders").


                                   R E C I T A L S:

     A. Pursuant to the terms and subject to the conditions of that certain Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement") by and among the Company, SBIC Partners, L.P. ("SBIC Partners") and Jeffrey B. O'Neill, the execution and delivery of this Agreement is a condition to the purchase and sale by the Holders of shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Stock"), pursuant to the terms of the Stock Purchase Agreement.


                                  A G R E E M E N T:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "Closing Date" shall mean October 10, 1996.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.


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          "Register", "registered" and "registration" shall mean and refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          "Registration Expenses" shall have the meaning set forth in Section 7.

          "Registrable Securities" shall mean Class B Stock and any securities issued or issuable with respect to the Class B Stock by way of a stock dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other reorganization of the Company, provided that such term shall not include any such shares of Class B Stock sold to the public by a Holder pursuant to a Registration Statement or to Rule 144 under the Securities Act or sold by a Holder in a private transaction in which such Holder's rights hereunder were not assigned.

          "Registration Statement" shall mean any registration statement of the Company in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

          "Stockholders Agreement" shall mean that certain Stockholders Agreement dated of even date herewith by and among the Company and the parties listed on the signature pages thereto, as amended, modified or restated from time to time.

          "Underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter or through an underwriter as agent for reoffering to the public.

     2.   REQUEST FOR REGISTRATION. (a)  Subject to the rights set forth in
Section 2(e) below, at any time after the earlier of two (2) years from the Closing Date or six months after completion of an initial public offering of the Company's securities, any Holder shall have the right to make a written request for registration under the Securities Act of at least 15% of the Registrable Securities (a "Demand Registration"). Upon receipt of a Demand Registration, the Company shall, within ten (10) days, give written notice of such request to each other Holder and shall, subject to the limitations of Section 2(b), file as soon as practicable, and in any event within ninety (90) days of the receipt of such Demand Registration, a Registration Statement covering all

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Registrable Securities that such Holders request to be included in such
Registration Statement, by written notice to the Company, to be registered within thirty (30) days of the mailing of such notice by the Company, and shall use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable after the filing thereof. The Holders shall be entitled to two (2) Demand Registrations hereunder.

          (b) If any Holder intends to distribute the Registrable Securities covered by its Demand Registration by means of an underwriting, it shall so advise the Company as a part of its request and the Company shall include such information in the written notice delivered to each other Holder referred to in
Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters, which underwriter or underwriters shall be chosen by SBIC Partners. Notwithstanding any other provision of this Section 2, if the underwriter advises SBIC Partners in writing that marketing factors require a limitation of the number of shares to be underwritten, then SBIC Partners shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, among all Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities requested to be included in the registration by each Holder, provided that such shares of Registrable Securities to be included in such underwriting shall not be reduced unless all of the securities of the Company and of all other selling stockholders that are not Registrable Securities are first entirely excluded from such underwriting.

          (c) A Demand Registration requested pursuant to this Section 2 shall not be deemed to have been effected if:

                    (i) the requesting Holder withdraws its Demand Registration in its entirety at any time prior to such effectiveness or

                    (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied.

          (d) Notwithstanding the foregoing, if the Company shall furnish to the requesting Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for a Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than an additional sixty (60) days after
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receipt of the Demand Registration, provided that the Company may not utilize this right more than once in any twelve (12) month period.

          (e) Notwithstanding anything contained in this Section 2 to the contrary, any time after the Closing Date, on the written request of SBIC Partners the Company shall, in consultation with SBIC Partners, engage a reputable, nationally-recognized underwriter reasonably acceptable to the Board of Directors of the Company and, with the advice and assistance of such underwriter, the Company shall commence the preparation of a Registration Statement with respect to shares of the Company's common stock and shall take all such other actions and do such other things as may be necessary and appropriate to register such shares with the SEC and to have such Registration Statement declared effective as soon as possible thereafter. With respect to such Registration Statement, SBIC Partners shall be permitted to include for registration that number of shares of Common Stock that equal up to twenty percent (20%) of the aggregate number of shares of the capital stock of the Company held by SBIC Partners and its affiliates. Such registration of shares shall not count as a Demand Registration for purposes of Section 2(a).

     3. COMPANY REGISTRATION. If the Company shall determine to register any shares of its capital stock of the same series and class as any of the Registrable Securities (or securities convertible into or exchangeable or exercisable for shares of such series and class) for its own account or for the account of any stockholder (other than a registration effected pursuant to the terms and provisions of Section 2 hereof and a registration relating either to the sale of securities to employees of the Company pursuant to the Company's 1996 Stock Option Plan), the Holders shall be entitled to include Registrable Securities in such registration (and related underwritten offering, if any) on the following terms and conditions:

          (a) The Company shall promptly give written notice of such determination to each Holder and each such Holder shall have the right to request, by written notice given to the Company within thirty (30) days of the receipt by such Holder of such notice, that a specific number of Registrable Securities held by such Holder be included in such Registration Statement;

          (b) If the Registration Statement relates to an underwritten offering, the notice called for by Section 3(a) shall specify the name of the managing underwriter for such offering and the number of securities to be registered for the account of the Company and for the account of any of the other stockholders of the Company;

          (c) If the Registration Statement relates to an underwritten offering, each Holder to be included therein must (i)sell such person's Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and (ii) complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC;

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

          (d) If the managing underwriter for the underwritten offering under the Registration Statement to be filed by the Company determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale in such offering, the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, the Company shall be permitted to include all shares of capital stock to be registered thereby;(ii) second, the Holders, on a pro rata basis based on the total number of shares of capital stock held thereby, shall be allowed to include such amount of the Registrable Securities as the managing underwriter deems appropriate, but in no instance shall such Registrable Securities be reduced to less than twenty-five percent (25%) of the aggregate number of shares registered pursuant to such Registration Statement; and (iii) third, to any other selling stockholder exercising piggyback registration rights in such amounts as may be deemed appropriate by such managing underwriter.

          (e) Except as otherwise set forth in Section 2(e), nothing contained in this Section 3 shall require that the Company register any Registrable Securities in an initial public offering;

          (f) Holders shall have the right to withdraw their Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering, they may only do so during the time period and on terms deemed appropriate by the underwriters for such underwritten offering; and

          (g) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effective date of such registration, whether or not any Holder has elected to include such securities in such registration.

     4.   FORM S-3 REGISTRATION.

          (a) Each Holder shall, from time to time, subject to the provisions of this Section 4, be entitled to request that the Company effect a registration of all or such portion of Holder's Registrable Securities on Form S-3 as shall be specified in such request.

          (b) If the Company shall receive from any Holder a written request to effect a registration on Form S-3, if the Company is then permitted to use such form under the Securities Act and applicable rules and regulations of the SEC, the Company will promptly give written notice of the proposed registration to each other Holder.

          (c) As soon as practicable after receipt of any written request pursuant to Section 4(a), the Company shall effect such registration as would permit or facilitate the sale and distribution of all or such portion of the requesting Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of each other

                                          5
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Holder joining in such request as are specified in a written request given to the Company within thirty (30) days after receipt of such written notice from the Company, provided that the Company shall not be obligated to effect any such registration pursuant to this Section 4 (i) if the requesting Holder, together with each other Holder of Registrable Securities, propose to sell Registrable Securities at an aggregate price to the public of less than $500,000 or (ii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than sixty (60) days after receipt of the request described in Section 4(a).

          (d) Subject to Section 4(b), the Company shall file a Form S-3 Registration Statement covering the Registrable Securities as soon as practicable after receipt of the request by the requesting Holder.

          (e) At all times after the Company shall have become subject to the reporting requirements of the Exchange Act, the Company shall use its best efforts to make registrations on Form S-3 available for the sale of Registrable Securities.

     5.   RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES.
Each Holder whose Registrable Securities are included (in whole or in part) in a Registration Statement filed by the Company under Sections 2 or 3 for sale in an underwritten offering agrees, if requested by the managing underwriter of such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, dispose of or effect any public sale or distribution of securities of the same series and class as (or securities exchangeable or exercisable for or convertible into securities of the same series and class as) the Registrable Securities included in the Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the ten (10) day period prior to, and during the ninety (90) day period (or shorter period requested by the underwriter) beginning on the closing date of such underwritten offering, to the extent timely notified in writing by the Company or the managing underwriter.

     6. REGISTRATION PROCEDURES. In connection with the Company's registration obligations pursuant to Sections 2, 3 or 4 hereof, the Company will use its best efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of any Holder, keep such registration statement effective

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for up to ninety (90) days, provided that, before filing any Registration
Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed at least ten (10) days prior thereto, and, with respect to any Registration Statement prepared to be filed by the Company, the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which any such Holder shall object within such ten (10) day period, provided, further, that the Company will not name or otherwise provide any information with respect to any Holder in any Registration Statement or Prospectus without the consent of such Holder, unless required to do so by the Securities Act and the rules and regulations thereunder;

          (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such Registration Statement;

          (c) promptly notify the selling Holders (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv)if at any time the representations and warranties of the Company contemplated by Section 6(k) cease to be true and correct,(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi)of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) if requested by a selling Holder, immediately incorporate in a Prospectus supplement or post-effective amendment such information as a majority of the Holders agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the distribution of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement

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or post-effective amendment as promptly as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (f) furnish to each selling Holder, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g) deliver to each selling Holder, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as such Holder may reasonably request, all in full conformity with the Securities Act; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (h) prior to any offering of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with the selling Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such selling Holder reasonably requests, and use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement, provided that under no circumstances shall the Company be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (i) cooperate with the selling Holders and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request;

          (j)  upon the occurrence of any event contemplated by
Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

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          (k)  (i)  make such representations and warranties to the selling
Holders as are customarily made by issuers to underwriters in primary underwritten offerings; (ii) obtain opinions of counsel to the Company and updates thereof, addressed to each selling Holder and covering such matters as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders, such letters to be in customary form and covering matters of the type customarily requested in "cold comfort" letters by underwriters in connection with underwritten public offerings; and
(iv) deliver such documents and certificates as may be requested by the Requisite Holders to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company with the selling Holders (the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder);

          (l) make generally available to the Holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than sixty (60) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year)(i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or, if not sold to underwriters in such an offering,(ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12) month period;

          (m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement from and after a date not later than the effective date of such Registration Statement;

          (n) use its best efforts to cause all Registrable Securities covered by each Registration Statement to be listed, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Common Stock issued by the Company is then listed, and admitted to trading on the Nasdaq Stock Market, if the Common Stock is then admitted to trading on the Nasdaq Stock Market; and

          (o) enter into such agreements (including underwriting agreements in customary form containing, among other things, reasonable and customary indemnities) and take such other actions as a majority of the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended

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Prospectus contemplated by Section 6(j) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be required by the Securities Act to effect the registration of such Holder's Registrable Securities.

     7. REGISTRATION EXPENSES. All expenses incident to any registration to be effected hereunder and incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities Dealers, Inc., stock exchange and qualification fees, fees and disbursements of the Company's counsel and of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance), the fees of counsel representing the Holders in such offering, expenses of the underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), all such expenses being herein called "Registration Expenses," will be borne by the Company. The Company will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any person retained by the Company.

     8.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, partners and employees and each person who controls such Holder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii)the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, provided that the Company will not be liable to any Holder to the extent that such loss, claim, damage or liability arises from or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder.

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          (b)  INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES.  Each Holder
of Registrable Securities whose Registrable Securities are sold under a Prospectus which is a part of a Registration Statement agrees to indemnify and hold harmless the Company, its directors and each officer who signed such Registration Statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act), and each other Holder of Registrable Securities whose Registrable Securities are sold under the Prospectus which is a part of such Registration Statement (and such holder's officers, directors and employees and each person who controls such holder within the meaning of Section 15 of the Securities Act), under the same circumstances as the foregoing indemnity from the Company to each Holder of Registrable Securities to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to such holder furnished in writing to the Company by such Holder expressly for use therein, provided that in no event shall the aggregate liability of any selling Holder of Registrable Securities exceed the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses,(B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of such person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees

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and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 8(c), the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only the Company (and its officers, directors and control persons as set forth above) on the one hand, and the Holders (and their officers, directors, partners, employees, attorneys and control persons as set forth above) on the other hand, as applicable.

          (d) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 8(b) hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any person to contribute pursuant to this Section 8(d) shall be several and not joint.

          (e) TIMING OF PAYMENTS. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this
Section 8 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

          (f) SURVIVAL. The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating Holder, its officers, directors, partners, attorneys, agents or any person, if any, who controls such Holder as aforesaid, and shall survive the transfer of such Registrable Securities by such Holder.

     9. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of a Registration Statement pursuant to the terms of this
Agreement:

          (a) the Company shall, with respect to a Registration Statement filed pursuant to Sections 2 and 4, give the Holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

          (b) the Company shall give the Holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders or such underwriters, to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

     10.  RULE 144.   The Company covenants that it will file, on a timely
basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time,(b) Rule 144A under the Securities Act, as such Rule may be amended from time to time or (c)any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such holder a written statement verifying that it has complied with such information and requirements.

     11. NO INCONSISTENT AGREEMENTS. The Company will not enter into any agreement offering registration rights of the nature set forth herein without the consent of SBIC Partners, which consent may be withheld, in the sole discretion thereof.

     12. ASSIGNMENT OF RIGHTS. The Holders may assign their rights under the Agreement to (a) any transferee of the Registrable Securities of any Holder, if such transferee has acquired at least five percent (5%) of any class, series or type of the Registrable Securities originally held by such Holder and such transferee has executed this Agreement and agreed to be bound by the terms hereof (it being understood, however, that any such transferring Holder shall retain all of such Holder's rights hereunder with respect to all Registrable Securities not so transferred by such transferring Holder) or (b) any stockholder, subsidiary, partner, nominee or affiliate of the Holders or any such transferee.

     13. SPECIFIC PERFORMANCE. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     14. NOTICES. All notices required or permitted under the terms of this Agreement shall be delivered in the manner called for in the Stockholders Agreement.

     15. SUCCESSORS AND ASSIGNS. Subject to Section 11, this Agreement shall inure to the benefit of the successors and assigns of the Holders, such that the rights under this Agreement shall inure to the benefit of and be binding upon subsequent holders of Registrable Securities without the need for an express assignment. This Agreement shall inure to the benefit of and be binding upon the Company and any corporation resulting from any merger or consolidation of the Company with or into such corporation (in which the Company is not the surviving corporation) or any corporation whose securities are issued in exchange for the Company's shares of Common Stock.

     16. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede and preempt any prior understandings, agreements or representations, written or oral, by or among the parties hereto.

     18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

     19. AMENDMENT. Any provision of this Agreement may be amended, waived or modified only by a writing signed by the Company and each Holder.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:                           GOLDEN STATE ACQUISITION CORP.,
                                   a Delaware corporation


                                   By:
                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


HOLDERS:                           SBIC PARTNERS, L.P.,
                                   a Texas limited partnership

                                   By:  Forrest Binkley & Brown L.P.,
                                        General Partner

                                        By:  Forrest Binkley & Brown
                                             Venture Co.,
                                             General Partner


                                             By:
                                                --------------------------------
                                                Jeffrey J. Brown
                                                Office of the President



                                        ---------------------------------
                                        Jeffrey B. O'Neill

                            GOLDEN STATE ACQUISITION CORP.
                             SUPPLEMENTAL SIGNATURE PAGE
                                          TO
                            REGISTRATION RIGHTS AGREEMENT



                       SUBSEQUENT CLOSING -- NOVEMBER 26, 1996



          By their execution hereof, GOLDEN STATE ACQUISITION CORP., a Delaware corporation (the "Company"), and each of the undersigned (each, a "Holder" and collectively, the "Holders"), hereby become parties to the Registration Rights Agreement dated as of October 10, 1996 (the "Registration Rights Agreement") by and among the Company, SBIC Partners, L.P. and Jeffrey B. O'Neill. As of the date hereof, the Company and the Holders each acknowledge and agree to the provisions, terms and conditions of the Registration Rights Agreement with respect to the shares of the Company's Class K Common Stock set forth opposite each Holder's name on Exhibit B hereto.

          IN WITNESS WHEREOF, this Supplemental Signature Page has been executed and delivered as of the date forth set forth above.


                                   GOLDEN STATE ACQUISITION CORP.


                                   By:
                                        ----------------------------------
                                        Jeffrey B. O'Neill
                                        President


          [SIGNATURES CONTINUED ON FOLLOWING PAGE]

HOLDERS:                           R&M PARTNERS/GSV, G.P.


                                   By:
                                        ---------------------------------------
                                        Jeffrey L. DuRocher
                                        General Partner

                                   Address:  Riordan & McKinzie
                                             300 South Grand Avenue
                                             29th Floor
                                             Los Angeles, CA  90071
                                             Telephone:     (213) 629-4824
                                             Facsimile:     (213) 229-8550



                                   --------------------------------------------
                                   Victor Palmieri

                                   Address:  The Palmieri Company
                                             245 Park Avenue, 35th Floor
                                             New York, New York  10167
                                             Telephone:     (212) 972-8060
                                             Facsimile:     (212) 972-7924



                                   --------------------------------------------
                                   Peter Mullin



                                   Address:  Mullin Consulting Inc.
                                             644 South Figueroa Street
                                             Los Angeles, CA  90017
                                             Telephone:     (213) 488-8500
                                             Facsimile:     (213) 622-4800

                                      EXHIBIT B


                            SCHEDULE OF SUBSEQUENT HOLDERS

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                                     Number of Shares of
               Holder                                Class K Common Stock
               ------                                --------------------
------------------------------------------------------------------------------
          R&M Partners/GSV, G.P.                             20,661
------------------------------------------------------------------------------
          Peter Mullin                                        6,887
------------------------------------------------------------------------------
          Victor Palmieri                                     6,887
------------------------------------------------------------------------------
                                   TOTAL                     34,435
------------------------------------------------------------------------------
------------------------------------------------------------------------------




                                          3